Microsoft Word 10.0.5815;UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 17, 2004

                                  FemOne, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                              000-49661 88-0490890
                           ------------ --------------
           (Commission File Number) (IRS Employer Identification No.)

                         5600 Avenida Encinas, Suite 130
                             Carlsbad, CA 92008, USA
                            Telephone: (760) 448-2498

        (Address and telephone number of principal executive offices and place of business)

ITEM 4.  Changes in Registrant's Certifying Accountant.

Previous Independent Auditor
On February 17, 2004, the Board of Directors of FemOne, Inc., (the "Company"), terminated Dohan and Company, CPA's P.A. ("Dohan"), as its independent auditors. The decision to terminate the Company's relationship with Dohan did not involve a dispute with the Company over accounting policies or practices. The independent auditors' reports provided by Dohan on the Company's financial statements for the years ended June 30, 2003 and June 30, 2002 contained an unqualified opinion; they were modified as to uncertainty regarding the Company's ability to continue as a going concern.
In connection with the audit of the Company's financial statements for the fiscal years ended June 30, 2003 and June 30, 2002, the review of the Company's financial statements for the quarter ended September 30, 2003 and up to the date of termination, there were no disagreements with Dohan for such annual or quarterly periods on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Dohan, would have caused Dohan to make reference to the matter in its reports.

The Company has requested Dohan to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form 8-K. Amisano Hanson

On February 23, 2004, the Comapny engaged Amisano Hanson, Chartered Accountants ("Amisano Hanson"), as independent accountants for the year ended December 31, 2003.

On March 17, 2004, we terminated the engagement with Amisano Hanson. The decision to terminate the Company's relationship with Amisano Hanson did not involve a dispute with the Company over accounting policies or practices. The decision was due to a nitice provided to the company by Amisano Hanson concerning their eligibility to render opinions on financial statements of U.S. companies. Amisano Hanson was engaged on February 23, 2004 and has not commenced the review of the Company's financial statements. Between February 23, 2004 and March 17, 2004, there were no disagreements with Amisano Hanson on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Amisano Hanson, would have caused Amisano Hanson to make reference to the matter in its reports.
The Company has requested Amisano Hanson to furnish the Company with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of such letter is filed as an exhibit to this Form 8-K.

New Independent Auditors

On March 17, 2004, we engaged Peterson & Co., LLP, Certified Public Accountants, ("Peterson & Co.") as our new independent accountants for the year ended December 31, 2003. We have not consulted with Peterson & Co. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the our financial statements, and no written report or oral advice was provided to the Company by Peterson & Co. concluding there was an important factor to be considered by the us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

ITEM 7.  Financial Statements and Exhibits

 c)      Exhibits

16.1 Letter to the Securities and Exchange Commission from Dohan & Company CPA's regarding the change in independent accountants 16.2 Letter to the Securities and Exchange Commission from Amisano Hanson, Chartered Accountants regarding the change in independent accountants

                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: March 22, 2004
FemOne, Inc.


By:/s/ Raymond Grimm, Jr.
Raymond Grimm, Jr.
Chief Executive Officer

Exhibit 16.1

March 20, 2004




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Re:      FemOne, Inc. (the "Company")

Commissioners:

We have read the statements made by FemOne, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated February 17, 2004.

We agree with most of the statements concerning our Firm in such Form 8-K/A. Although our opinions for the past two (2) years have been unqualified; they have been modified as to uncertainty. We did comment in our report in the prior year that, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company is in the development stage and has suffered recurring losses from operations and recurring deficiencies in working capital that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Sincerely,

/s/ Irene S. Salum, CPA

Irene S. Salum, CPA
Director
Dohan & Company

Exhibit 16.2

March 17, 2004



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC
USA  20549

Re:               FemOne, Inc. (the "Company")

We have read the statements made by FemOne, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 17, 2004.

We agree with the statements concerning our Firm in such Form 8-K.

/s/ Amisano Hanson
Amisano Hanson
CHARTERED  ACCOUNTANTS and
CERTIFIED  PUBLIC  ACCOUNTANT (NEVADA)